BNY Mellon Third Quarter 2017 Financial Highlights October 19, 2017

2 Third Quarter 2017 – Financial Highlights Cautionary Statement A number of statements in the accompanying slides and the responses to your questions are “forward-looking statements.”  Words such as “estimate”, “forecast”, “project”, “anticipate”, “target”, “expect”, “intend”, “continue”, “seek”, “believe”, “plan”, “goal”, “could”, “should”, “may”, “will”, “strategy”, “opportunities”, “trends” and words of similar meaning signify forward-looking statements. These statements relate to, among other things, The Bank of New York Mellon Corporation’s (the “Corporation”) expectations regarding: estimated capital ratios and expectations regarding those ratios, preliminary business metrics; and statements regarding the Corporation's aspirations, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates, intentions, targets, opportunities and initiatives. These forward-looking statements are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of the factors described under “Forward Looking Statements” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Annual Report”) and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (the “1Q17 Form 10-Q”), Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 (the “2Q17 Form 10-Q”), and in other filings of the Corporation with the Securities and Exchange Commission (the “SEC”), including the Corporation’s Earnings Release for the quarter ended September 30, 2017, included as an exhibit to our Current Report on Form 8-K filed on October 19, 2017 (the “Earnings Release”). Such forward-looking statements speak only as of October 19, 2017, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. Non-GAAP Measures:  In this presentation we may discuss some non-GAAP measures in detailing the Corporation’s performance, which exclude certain items or otherwise include components that differ from GAAP.  We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations.  We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance.  Additional disclosures relating to non-GAAP measures are contained in the Corporation’s reports filed with the SEC, including the 2016 Annual Report, the 1Q17 Form 10-Q, 2Q17 Form 10-Q and the Earnings Release, available at www.bnymellon.com/investorrelations.

3 Third Quarter 2017 – Financial Highlights Summary Financial Results for Third Quarter 2017 - GAAP Growth vs. $ in millions, except per share data 3Q17 2Q17 3Q16 2Q17 3Q16 Revenue $ 4,016 $ 3,956 $ 3,941 2% 2% Expenses $ 2,654 $ 2,655 $ 2,643 — % —% Operating leverage1 +156 bps +148 bps Income before income taxes $ 1,368 $ 1,308 $ 1,317 5% 4% Pre-tax operating margin 34% 33% 33% EPS $ 0.94 $ 0.88 $ 0.90 7% 4% Return on common equity2 10.6% 10.4% 10.8% +23 bps (24) bps 1 Operating leverage is the rate of increase in total revenue less the rate of increase (or decrease) in total noninterest expense. The year-over-year operating leverage was based on an increase in total revenue of 190 basis points, and an increase in total noninterest expense, of 42 basis points. The sequential operating leverage was based on an increase in total revenue of 152 basis points, and a decrease in total noninterest expense, of 4 basis points. 2 Annualized. Note: Provision for credit losses was a credit of $6 million in 3Q17 versus a provision credit of $7 million in 2Q17 and a provision credit of $19 million in 3Q16. bps - basis points

4 Third Quarter 2017 – Financial Highlights Summary Financial Results for Third Quarter 2017 (Non-GAAP)1 Growth vs. $ in millions, except per share data 3Q17 2Q17 3Q16 2Q17 3Q16 Revenue $ 4,013 $ 3,953 $ 3,932 2% 2% Expenses $ 2,596 $ 2,590 $ 2,564 —% 1% Adjusted operating leverage2 +129 bps +81 bps Income before income taxes $ 1,423 $ 1,370 $ 1,374 4% 4% Adjusted pre-tax operating margin 35% 35% 35% Return on tangible common equity3 21.9% 21.9% 23.5% (9) bps (163) bps Adjusted return on tangible common equity3 22.0% 22.1% 23.6% (15) bps (163) bps 1 Represents Non-GAAP measures. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. 2 Operating leverage is the rate of increase in total revenue less the rate of increase in total noninterest expense. The year-over-year operating leverage (Non-GAAP) was based on an increase in total revenue, as adjusted (Non-GAAP), of 206 basis points, and an increase in total noninterest expense, as adjusted (Non-GAAP), of 125 basis points. The sequential operating leverage (Non-GAAP) was based on an increase in total revenue, as adjusted (Non-GAAP), of 152 basis points, and an increase of total noninterest expense, as adjusted (Non-GAAP), of 23 basis points. 3Annualized. bps - basis points

5 Third Quarter 2017 – Financial Highlights Key Messages • Client focus is at the core of our culture • Third quarter performance was consistent with our expectation • Reasonable growth in asset servicing, clearing and investment management offset by lower depositary receipts revenue • Opportunities to drive revenue growth and increase efficiencies • Continued investment in our core technology platform • Strong capital position and return to shareholders

6 Third Quarter 2017 – Financial Highlights Third Quarter Financial Highlights (comparisons are 3Q17 versus 3Q16) Fee Revenue • Investment services fees increased +1%; asset servicing fees increased +4% • Investment management and performance fees increased +5% Net Interest Revenue (“NIR”) • Driven by higher interest rates • Net Interest Margin (“NIM”) +10 bps to 115 bps Operating Leverage • Pre-tax operating margin increased to +34% • Adjusted pre-tax operating margin held at +35%1 0 Adjusted Return on Tangible Common Equity (“ROTCE”) • Adjusted ROTCE declined to +22.0%1 1 Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. +1% +8% +148 bps (163) bps1 Earnings Per Share 3Q16 3Q17 $ 0.90 $0.94 +4% Executing on capital plan and returning value to common shareholders • Returned nearly $700 million to shareholders through share repurchases and dividends • Return on common equity of 11%; adjusted return on tangible common equity of 22%1 • SLR - transitional of 6.3%; SLR - fully phased-in of 6.1%1 Adjusted Noninterest Expense1 • Primarily driven by higher software and professional, legal and other purchase services expenses +1% Strong Capital and Liquidity Position, and Return to Shareholders Ÿ Fully phased-in supplementary leverage ratio (“SLR”) of 6.1%1, fully phased-in common equity Tier 1 (“CET1”) ratio under the advanced approach of 10.7%1 and average liquidity coverage ratio (“LCR”) of 119% Ÿ In 3Q17, we returned over $900 million to shareholders through share repurchases and dividends Ÿ Repurchased 12 million common shares for $650 million and distributed $253 million in dividends to common shareholders; $35 million preferred stock dividend

7 Third Quarter 2017 – Financial Highlights Third Quarter 2017 Key Performance Drivers (comparisons are 3Q17 versus 3Q16) • Earnings per common share of $0.94, +4%, driven by strength in net interest revenue, investment management and performance fees, and investment services fees, partially offset by higher software and professional, legal and other purchased services • Investment management and performance fees +5% due to higher equity market values, money market fees and performance fees • Assets under Management of $1.8 trillion, +6% • Investment services fees +1% reflecting higher money market fees, higher equity market values and net new business, partially offset by a reduced amount of seasonal Depositary Receipts revenue • Assets under Custody and/or Administration of $32.2 trillion, +6% • NIR and NIM driven by higher interest rates, offset by lower average deposits and loans • NIR (FTE) up +8%; NIM (FTE) up +10 bps to 116 bps1 • Trading and market-driven revenue • Foreign exchange (10)% reflecting lower volatility and Depositary Receipt-related foreign exchange activity offset by higher volumes • Securities lending (8)% due to decreased equity demand • Investment and other income decreased $29 million reflecting lower other income driven by our investments in renewable energy and lower seed capital gains • Noninterest expense increased less than 1%, reflecting higher software and professional, legal and other purchases services expenses, partially offset by lower litigation expenses and bank assessment charges • Enhancing the client experience through continued investments in growth initiatives and technology • Effective tax rate of 25.4% for 3Q17 1 Represents a Non-GAAP measure. See page 11 for NIR (FTE) and NIM (FTE) reconciliation and Appendix for all other reconciliations. Additional disclosures regarding these measures and other Non-GAAP measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. FTE - fully taxable equivalent

8 Third Quarter 2017 – Financial Highlights Fee and Other Revenue (Consolidated) Growth vs. ($ in millions) 3Q17 2Q17 3Q16 Investment services fees: Asset servicing1 $ 1,105 2% 4% Clearing services 383 (3) 10 Issuer services 288 20 (15) Treasury services 141 1 3 Total investment services fees 1,917 3 1 Investment management and performance fees 901 3 5 Foreign exchange and other trading revenue 173 5 (5) Financing-related fees 54 2 (7) Distribution and servicing 40 (2) (7) Investment and other income 63 N/M N/M Total fee revenue 3,148 1 1 Net securities gains 19 N/M N/M Total fee and other revenue $ 3,167 2% 1% 1 Asset servicing fees include securities lending revenue of $47 million in 3Q17, $48 million in 2Q17, and $51 million in 3Q16. N/M - not meaningful

9 Third Quarter 2017 – Financial Highlights Investment Management Metrics Change in Assets Under Management (AUM)1,2 Growth vs. ($ in billions) 3Q17 LTM 3Q17 2Q17 3Q16 Beginning balance of AUM $1,771 $1,715 Net inflows (outflows): Long-term strategies: Equity (2) (13) Fixed income 4 7 Liability-driven investments3 (2) 20 Multi-asset and alternative investments 3 9 Total long-term active strategies inflows (outflows) 3 23 Index (3) (17) Total long-term strategies inflows (outflows) — 6 Short-term strategies: Cash 10 31 Total net inflows (outflows) 10 37 Net market impact/other 17 48 Net currency impact 26 24 Ending balance of AUM $1,824 $1,824 3% 6% Average balances: Growth vs. $ in millions 3Q17 2Q17 3Q16 Average loans $ 16,724 1% 9 % Average deposits $ 12,374 (17)% (21)% 1 Changes and ending balance are preliminary. 2 Excludes securities lending cash management assets and assets managed in the Investment Services business. 3 Includes currency overlay assets under management.

Investment Services Metrics

		3Q17	Growth vs. 2Q17	Growth vs. 3Q16
Assets under custody and/or administration at period end *(trillions)*[1,2]	$	32.2	4 %	6 %
Estimated new business wins (AUC/A) *(billions)*[1]	$	166		
Market value of securities on loan at period end *(billions)*[3]	$	382	14 %	33 %
Average loans *(millions)*	$	38,038	(7)%	(14)%
Average deposits *(millions)*	$	198,299	(1)%	(10)%
Broker-Dealer				
Average tri-party repo balances *(billions)*	$	2,534	1 %	15 %
Clearing Services				
Average active clearing accounts (U.S. platform) *(thousands)*		6,203	1 %	4 %
Average long-term mutual fund assets (U.S. platform) *(millions)*	$	500,998	4 %	13 %
Depositary Receipts				
Number of sponsored programs		938	(8)%	(14)%

[1] Preliminary.
[2] Includes the AUC/A of CIBC Mellon Global Securities Services Company ("CIBC Mellon"), a joint venture with the Canadian Imperial Bank of Commerce, of $1.3 trillion at Sept. 30, 2017, $1.2 trillion at June 30, 2017 and Sept. 30, 2016.
[3] Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $68 billion at Sept. 30, 2017, $66 billion at June 30, 2017 and $64 billion at Sept. 30, 2016.

10 Third Quarter 2017 – Financial Highlights BNY MELLON

11 Third Quarter 2017 – Financial Highlights Net Interest Revenue Growth vs. ($ in millions) 3Q17 2Q17 3Q16 Net interest revenue – GAAP $ 839 2% 8 % Tax equivalent adjustment 12 N/M N/M Net interest revenue (FTE) – Non-GAAP1 $ 851 2% 8 % Net interest margin - GAAP 1.15% 1 bps 10 bps Net interest margin (FTE) – Non-GAAP1 1.16% — bps 10 bps Selected Average Balances: Cash/interbank investments $ 114,449 3% — % Trading account securities 2,359 (4) 8 Securities 119,089 2 1 Loans 55,944 (5) (9) Interest-earning assets 291,841 1 (2) Interest-bearing deposits 142,490 — (8) Noninterest-bearing deposits 70,168 (5) (14) Long-term debt 28,138 3 18 1 Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income which allows for comparisons of amounts arising from both taxable and tax- exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income. Note: Please reference earnings release for sequential variance explanations. FTE – fully taxable equivalent; N/M – not meaningful; bps – basis points

12 Third Quarter 2017 – Financial Highlights Noninterest Expense Growth vs. ($ in millions) 3Q17 2Q17 3Q16 Staff $ 1,469 4% —% Professional, legal and other purchased services 305 (4) 4 Software and equipment 233 — 8 Net occupancy 141 1 (1) Distribution and servicing 109 5 4 Sub-custodian 62 (5) 5 Bank assessment charges 51 (14) (16) Business development 49 (22) (6) Other 177 (8) 4 Amortization of intangible assets 52 (2) (15) M&I, litigation and restructuring charges 6 N/M N/M Total noninterest expense – GAAP $ 2,654 — % —% Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP1 $ 2,596 — % 1% Full-time employees 52,900 100 600 Staff expense as a percentage of total revenue 37% 1Represents a Non-GAAP measure. See Appendix for reconciliations. Additional disclosures regarding these measures and other Non-GAAP measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. Note: Please reference earnings release for sequential variance explanations. N/M - not meaningful

13 Third Quarter 2017 – Financial Highlights Capital Ratios 09/30/17 06/30/17 12/31/16 Consolidated regulatory capital ratios:1 Standardized Approach CET1 ratio 12.3% 12.0% 12.3% Tier 1 capital ratio 14.6 14.3 14.5 Total (Tier 1 plus Tier 2) capital ratio 15.6 14.8 15.2 Advanced Approach CET1 ratio 11.1 10.8 10.6 Tier 1 capital ratio 13.2 12.9 12.6 Total (Tier 1 plus Tier 2) capital ratio 14.0 13.2 13.0 Leverage capital ratio2 6.8 6.7 6.6 Supplementary leverage ratio ("SLR") 6.3 6.2 6.0 BNY Mellon shareholder’s equity to total asset ratio 11.4 11.3 11.6 BNY Mellon common shareholders’ equity to total assets ratio 10.4 10.3 10.5 Selected regulatory capital ratios – fully phased-in – Non-GAAP:1,3,4 CET1 ratio: Standardized approach 11.9% 11.5% 11.3% Advanced approach 10.7 10.4 9.7 SLR 6.1 6.0 5.6 Note: See corresponding footnotes on following slide.

14 Third Quarter 2017 – Financial Highlights Capital Ratio Footnotes 1 Sept. 30, 2017 regulatory capital ratios are preliminary. See the “Capital Ratios” section in the earnings release for additional detail. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches. 2 The leverage capital ratio is based on Tier 1 capital, as phased-in and quarterly average total assets. 3 Please reference slide 20 & 21. See the “Capital Ratios” section in the earnings release for additional detail. 4 Estimated. Liquidity Coverage Ratio (“LCR”) The U.S. LCR rules became fully phased-in on Jan. 1, 2017 and require BNY Mellon to meet an LCR of 100%. On a consolidated basis, our average LCR was 119% for 3Q17. High-quality liquid assets (“HQLA”) before haircuts and trapped liquidity totaled $175 billion at Sept. 30, 2017 and averaged $162 billion for 3Q17.

Appendix

16 Third Quarter 2017 – Financial Highlights Investment Management . Growth vs. ($ in millions) 3Q17 2Q17 3Q16 Investment management and performance fees $ 886 3% 5% Distribution and servicing 51 (4) 4 Other1 (19) N/M N/M Net interest revenue 82 (6) — Total Revenue 1,000 1 4 Provision for credit losses (2) N/M N/M Noninterest expense (ex. amortization of intangible assets) 687 1 1 Amortization of intangible assets 15 — (32) Total noninterest expense 702 1 — Income before taxes $ 300 4% 17% Income before taxes (ex. amortization of intangible assets) – Non-GAAP2 $ 315 4% 13% Pre-tax operating margin 30% +75 bps +329 bps Adjusted pre-tax operating margin – Non-GAAP2,3 35% +90 bps +265 bps 1 Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income. 2 Represents a Non-GAAP measure. See Slide 22 for reconciliation. Additional disclosures regarding these measures and other Non-GAAP measures are available in the Corporation’s reports filed with the SEC, available at www.bnymellon.com/investorrelations. 3 Excludes amortization of intangible assets, provision for credit losses and distribution and servicing expense. N/M - not meaningful; bps – basis points

17 Third Quarter 2017 – Financial Highlights Investment Services Growth vs. ($ in millions) 3Q17 2Q17 3Q16 Investment services fees: Asset servicing $ 1,081 2% 4% Clearing services 381 (3) 10 Issuer services 288 20 (14) Treasury services 141 1 4 Total investment services fees 1,891 3 2 Foreign exchange and other trading revenue 154 6 (13) Other1 142 4 (4) Net interest revenue 777 2 9 Total revenue 2,964 3 2 Provision for credit losses (2) N/M N/M Noninterest expense (ex. amortization of intangible assets) 1,837 (3) 1 Amortization of intangible assets 37 (3) (5) Total noninterest expense 1,874 (3) 1 Income before taxes $ 1,092 15% 4% Income before taxes (ex. amortization of intangible assets) – Non-GAAP $ 1,129 14% 4% Pre-tax operating margin 37% +378 bps +77 bps Adjusted pre-tax operating margin (ex. provision for credit losses and amortization of intangible assets) – Non-GAAP 38% +374 bps +58 bps 1 Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income. N/M - not meaningful; bps – basis points

Expense, Pre-Tax Operating Margin & Operating Leverage - Non-GAAP Reconciliations

($ in millions)	3Q17	2Q17	3Q16	Growth vs. 2Q17	Growth vs. 3Q16
Total revenue – GAAP	$ 4,016	$ 3,956	$ 3,941	1.52 %	1.90%
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	3	3	9		
Total revenue, as adjusted – Non-GAAP[1]	$ 4,013	$ 3,953	$ 3,932	1.52 %	2.06%
Total noninterest expense – GAAP	$ 2,654	$ 2,655	$ 2,643	(0.04)%	0.42%
Less: Amortization of intangible assets	52	53	61		
M&I, litigation and restructuring charges	6	12	18		
Total noninterest, as adjusted – Non-GAAP[1]	$ 2,596	$ 2,590	$ 2,564	0.23 %	1.25%
Less: Provision for credit losses	(6)	(7)	(19)		
Add: Recovery related to Sentinel	—	—	(13)		
Income before income taxes, as adjusted – Non-GAAP[1]	$ 1,423	$ 1,370	$ 1,374		
Adjusted pre-tax operating margin – Non-GAAP[1,2,3]	35%	35%	35%		

Operating Leverage	
+156 bps	+148 bps
Adjusted Operating Leverage	
+129 bps	+81 bps

[1] Non-GAAP information for all periods presented excludes net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan.
[2] Income before taxes divided by total revenue.
[3] Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis, these investments would increase revenue and income before taxes by $102 million for 3Q17, $106 million for 2Q17, $74 million for 3Q16 and would increase our pre-tax operating margin by approximately 1.6% for 3Q17, 1.8% and 2Q17, and 1.2% for 3Q16.

18 Third Quarter 2017 – Financial Highlights BNY MELLON

Return on Common Equity and Tangible Common Equity Reconciliation

($ in millions)	3Q17	2Q17	3Q16
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$ 983	$ 926	$ 974
Add: Amortization of intangible assets	52	53	61
Less: Tax impact of amortization of intangible assets	17	19	21
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	1,018	960	1,014
Add: M&I, litigation and restructuring charges	6	12	18
Recovery related to Sentinel	—	—	(13)
Less: Tax impact of M&I, litigation and restructuring charges	—	3	5
Tax impact of recovery related to Sentinel	—	—	(5)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP[1]	$ 1,024	$ 969	$ 1,019
Average common shareholders' equity	$ 36,780	$ 35,862	$ 35,767
Less: Average goodwill	17,497	17,408	17,463
Average intangible assets	3,487	3,532	3,711
Add: Deferred tax liability – tax deductible goodwill[2]	1,561	1,542	1,477
Deferred tax liability – intangible assets[2]	1,092	1,095	1,116
Average tangible common shareholders' equity – Non-GAAP	$ 18,449	$ 17,559	$ 17,186
Return on common equity – GAAP[3]	10.6%	10.4%	10.8%
Adjusted return on common equity – Non-GAAP[1,3]	11.0%	10.8%	11.3%
Return on tangible common equity – Non-GAAP[3]	21.9%	21.9%	23.5%
Adjusted return on tangible common equity – Non-GAAP[1,3]	22.0%	22.1%	23.6%

[1] Non-GAAP information for all periods presented excludes amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of previously impaired Sentinel loan.
[2] Deferred tax liabilities are based on fully phased-in Basel III capital rules.
[3] Quarterly returns are annualized.

19 Third Quarter 2017 – Financial Highlights
BNY MELLON

20 Third Quarter 2017 – Financial Highlights Basel III Capital Components & Ratios 1 Preliminary. 2 Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required under the U.S. capital rules. 3 Estimated. ($ in millions) 09/30/171 06/30/17 12/31/16 Transitional basis2 Fully Phased-inNon-GAAP3 Transitional basis 2 Fully Phased-in Non-GAAP3 Transitional basis 2 Fully Phased-in Non-GAAP3 CET1: Common shareholders’ equity $ 37,195 $ 36,981 $ 36,652 $ 36,432 $ 35,794 $ 35,269 Goodwill and intangible assets (17,876) (18,351) (17,843) (18,325) (17,314) (18,312) Net pension fund assets (72) (90) (72) (90) (55) (90) Equity method investments (334) (348) (325) (340) (313) (344) Deferred tax assets (31) (39) (30) (37) (19) (32) Other (12) (12) (11) (11) — (1) Total CET1 18,870 18,141 18,371 17,629 18,093 16,490 Other Tier 1 capital: Preferred stock 3,542 3,542 3,542 3,542 3,542 3,542 Deferred tax assets (8) — (7) — (13) — Net pension fund assets (19) — (18) — (36) — Other (34) (34) (24) (24) (121) (121) Total Tier 1 capital 22,351 21,649 21,864 21,147 21,465 19,911 Tier 2 capital: Subordinated debt 1,300 1,250 550 550 550 550 Allowance for credit losses 265 265 270 270 281 281 Trust preferred securities — — — — 148 — Other (7) (7) (7) (7) (12) (11) Total Tier 2 capital - Standardized Approach 1,558 1,508 813 813 967 820 Excess of expected credit losses 49 49 59 59 50 50 Less: Allowance for credit losses 265 265 270 270 281 281 Total Tier 2 capital - Advanced Approach $ 1,342 $ 1,292 $ 602 $ 602 $ 736 $ 589 Total capital: Standardized Approach $ 23,909 $ 23,157 $ 22,677 $ 21,960 $ 22,432 $ 20,731 Advanced Approach $ 23,693 $ 22,941 $ 22,466 $ 21,749 $ 22,201 $ 20,500 Risk-weighted assets: Standardized Approach $ 153,063 $ 152,564 $ 153,179 $ 152,645 $ 147,671 $ 146,475 Advanced Approach $ 169,794 $ 169,265 $ 170,043 $ 169,478 $ 170,495 $ 169,227 Standardized Approach: CET1 ratio 12.3% 11.9% 12.0% 11.5% 12.3% 11.3% Tier 1 capital ratio 14.6 14.2 14.3 13.9 14.5 13.6 Total (Tier 1 plus Tier 2) capital ratio 15.6 15.2 14.8 14.4 15.2 14.2 Advanced Approach: CET1 ratio 11.1% 10.7% 10.8% 10.4% 10.6% 9.7% Tier 1 capital ratio 13.2 12.8 12.9 12.5 12.6 11.8 Total (Tier 1 plus Tier 2) capital ratio 14.0 13.6 13.2 12.8 13.0 12.1

Supplementary Leverage Ratio

($ in millions)	09/30/17[1]		06/30/17		12/31/16	
	Transitional basis	Fully phased-in (Non-GAAP)[2]	Transitional basis	Fully phased-in (Non-GAAP)[2]	Transitional basis	Fully phased-in (Non-GAAP)[2]
Consolidated:						
Tier 1 capital	$ 22,351	$ 21,649	$ 21,864	$ 21,147	$ 21,465	$ 19,911
Total leverage exposure:						
Quarterly average total assets	$ 345,709	$ 345,709	$ 342,515	$ 342,515	$ 344,142	$ 344,142
Less: Amounts deducted from Tier 1 capital	18,148	18,856	18,092	18,810	17,333	18,887
Total on-balance sheet assets, as adjusted	327,561	326,853	324,423	323,705	326,809	325,255
Off-balance sheet exposures:						
Potential future exposure for derivative contracts (plus certain other items)	6,209	6,209	6,014	6,014	6,021	6,021
Repo-style transaction exposures	1,034	1,034	631	631	533	533
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	21,954	21,954	22,098	22,098	23,274	23,274
Total off-balance sheet exposures	29,197	29,197	28,743	28,743	29,828	29,828
Total leverage exposure	$ 356,758	$ 356,050	$ 353,166	$ 352,448	$ 356,637	$ 355,083
SLR - Consolidated[3]	6.3%	6.1%	6.2%	6.0%	6.0%	5.6%
The Bank of New York Mellon, our largest bank subsidiary						
Tier 1 capital	$ 20,718	$ 19,955	$ 19,897	$ 19,125	$ 19,011	$ 17,708
Total leverage exposure	$ 292,859	$ 292,513	$ 286,983	$ 286,634	$ 291,022	$ 290,230
SLR - The Bank of New York Mellon[3]	7.1%	6.8%	6.9%	6.7%	6.5%	6.1%

[1] Preliminary.
[2] Estimated.
[3] The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in in 2018 as a required minimum ratio, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs. The insured depository institution subsidiaries of the U.S. G-SIBs, including those of BNY Mellon, must maintain a 6% SLR to be considered "well capitalized."

21 Third Quarter 2017 – Financial Highlights BNY MELLON

22 Third Quarter 2017 – Financial Highlights Investment Management Pre-Tax Operating Margin - Non-GAAP Reconciliation 3Q17 2Q17 3Q16 ($ in millions) Income before income taxes – GAAP $ 300 $ 288 $ 256 Add: Amortization of intangible assets 15 15 22 Provision for credit losses (2) — — Adjusted income before income taxes, excluding amortization of intangible assets and provision for credit losses – Non-GAAP $ 313 $ 303 $ 278 Total revenue – GAAP $ 1,000 $ 986 $ 958 Less: Distribution and servicing expense 110 104 104 Adjusted total revenue, net of distribution and servicing expense – Non-GAAP $ 890 $ 882 $ 854 Pre-tax operating margin – GAAP1 30% 29% 27% Adjusted pre-tax operating margin, excluding amortization of intangible assets, provision for credit losses and distribution and servicing expense – Non-GAAP1 35% 34% 33% 1 Income before taxes divided by total revenue. Growth vs. ($ in millions) 3Q17 3Q16 3Q16 Investment management and performance fees - GAAP $ 901 $ 860 5% Impact of changes in foreign currency exchange rates — 3 Investment management and performance fees, as adjusted - Non-GAAP $ 901 $ 863 4%